Exhibit 6.16

FULL RECOURSE PROMISSORY NOTE

SAN MATEO, CA	$373,158.84

Date: December 3, 2021 (the “Effective Date”)

FOR VALUE RECEIVED, the undersigned S. Richard Bentley (“Borrower”) hereby promises to repay to the order of Cloudastructure, Inc., a Delaware corporation (the “Company”), in U.S. dollars, the sum of $373,158.84, together with interest on the outstanding principal balance hereunder from the date hereof at the rate and in the manner set forth below.

1.                   Definitions.

(a)                “Due Date” means the earliest to occur of any of the following:

(i)                 The first anniversary of the Effective Date;

(ii)               The sale, conveyance, alienation or other transfer by Borrower of any of the Shares or other Pledged Collateral;

(iii)             Immediately prior to a Change of Control (as defined in the Company’s 2014 Amended Stock Option Plan, as may hereinafter be amended);

(iv)              Immediately prior to the Company’s first underwritten public offering of its Common Stock under the Securities Act of 1933, as amended;

(v)                Immediately prior to the initial listing of the Company’s common stock (or other equity securities of the Company) on the Nasdaq Stock Market, the New York Stock Exchange or another exchange or marketplace approved by the Board of Directors of the Company by means of an effective registration statement filed by the Company with the Securities and Exchange Commission, without a related underwritten offering of such common stock (or other equity securities);

(vi)              Three (3) business days following the date Borrower receives written notice from the Company that the Company reasonably anticipates that within the next sixty (60) days the Company will become subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended;

(vii)            Three (3) business days before any other change in Borrower’s status or the Company’s status which would cause the loan evidenced by this Note to be deemed a prohibited extension or maintenance of credit by the Company under Section 402 of the Sarbanes-Oxley Act of 2002 or other applicable law;

(viii)          Upon the termination of Borrower’s employment relationship with the Company; or

(ix)              Upon acceleration of the amounts due under this Note in accordance with Section 6 of this Note.

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(b)                “Event of Default” has the meaning assigned to it in Section 5.

(c)                “Note” means this Full Recourse Promissory Note.

(d)                “Pledged Collateral” has the meaning assigned to it in the Security Agreement.

(e)                “Security Agreement” has the meaning assigned to it in Section 4.

(f)                 “Shares” means the shares of the Company’s Class B Common Stock held by Borrower.

(g)                “Value” means the per share fair market value of the Company’s Class B Common Stock, determined by reference to the most recent valuation performed by or behalf of the Company.

2.                   Interest and Payments.

(a)                Interest on the unpaid principal balance of and other amounts due under this Note will accrue at 2% per annum, simple interest, commencing on the Effective Date.

(b)                All payments (including prepayments) will be applied first against accrued but unpaid interest, and second against the principal balance.

3.                   Prepayment.

(a)                Borrower may prepay all or any portion of the amounts due under this Note without penalty or premium prior to the date when payments are due.

(b)                If any cash dividend is paid with respect to the Pledged Collateral prior to the Due Date, Borrower must prepay this Note in the aggregate amount of such cash dividend.

4.                   Security. This Note is secured by a pledge of the Pledged Collateral under the terms of a Security Agreement, substantially in the form attached hereto as Exhibit A (as amended, supplemented or modified from time to time, the “Security Agreement”) and dated as of the date herewith, and is subject to all of the provisions thereof.

5.                   Events of Default. The following constitute events of default under this Note (each, an “Event of Default”):

(a)                Borrower fails to pay when due any principal or interest on the Due Date ;

(b)                Borrower fails to perform or observe any of the covenants or obligations of Borrower set forth in this Note or the Security Agreement;

(c)                Borrower makes or consents to an assignment for the benefit of creditors, the appointment of a receiver or trustee for Borrower or any portion of Borrower’s property, or any filing of any voluntary or involuntary petition in bankruptcy is made by or against Borrower; or

(d)                There occurs any material impairment in the perfection or priority of the Company’s security interest in the Pledged Collateral not due to any action or inaction by Company.

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6.                   Rights of Company upon an Event of Default.

(a)                Upon the occurrence or during the existence of any Event of Default other than an Event of Default, referred to in Sections 5(c), the Company may, by written notice to Borrower, declare all outstanding obligations of Borrower hereunder, including all outstanding principal and all accrued and unpaid interest, to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

(b)                Upon the occurrence of any Event of Default described in Sections 5(c), immediately and without notice, all outstanding obligations of Borrower hereunder, including all outstanding principal and all accrued and unpaid interest, shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

(c)                In addition to the foregoing remedies, upon the occurrence or during the existence of any Event of Default, the Company may exercise any other right, power or remedy under the Security Agreement or as otherwise permitted to it by law, either by suit in equity or by action at law, or both.

(d)                Upon an Event of Default, the Company will also be entitled to recover from Borrower all costs of effecting collection of the amounts due, including reasonable attorneys’ fees.

7.                   No Waiver by Company. No delay, omission or waiver on the part of the Company in exercising any right under this Note will operate as a waiver of such right or any other right of the Company, nor will any delay, omission, or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The rights and remedies of the Company are cumulative and not exclusive of any rights or remedies it may otherwise have.

8.                   Agreements, Waivers and Acknowledgments of Borrower.

(a)                Borrower agrees that Borrower will not sell or otherwise transfer, or permit to be sold or transferred, any of the Shares or other Pledged Collateral, whether voluntarily or involuntarily, by act of law or otherwise.

(b)                Borrower agrees that, upon the written request of the Company, Borrower will deliver to the Company a written confirmation that no such sale or transfer has occurred.

(c)                Borrower waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.

(d)                Borrower agrees that the Company has made no representation or warranty to Borrower concerning the tax consequences of the loan to Borrower, and Borrower shall be solely responsible for ascertaining and bearing such tax consequences.

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9.                   Full Recourse. The Company or other holder of this Note shall have full recourse against Borrower, and Borrower will be personally liable for the full amount of the unpaid principal of this Note and accrued interest thereon. The Company or such other holder shall not be required to proceed against the collateral securing the Note pursuant to the Security Agreement in the event of the occurrence of an Event of Default.

10.               At-Will Status. Borrower understands and acknowledges that this Note does not modify the at-will status of Borrower’s employment at the Company and does not constitute an employment agreement or a promise by the Company to Borrower’s continued employment. Either the Company or Borrower may terminate such employment relationship at any time, with or without cause

11.               Usury. In the event any interest is paid on this Note that is deemed to be in excess of the then-legal maximum rate, then that excess shall be deemed a payment of principal and applied against the principal of this Note.

12.               Governing Law. This Note will be governed by and construed in accordance with the internal laws of the State of California (without reference to its conflicts of law provisions).

13.               Successors and Assigns. Except as otherwise permitted in Section 10 of the Security Agreement, Borrower may not assign or transfer this Note or any of its rights or obligations hereunder without the prior written consent of the Company, and any such assignment or transfer without such consent shall be null and void. This Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, heirs, administrators, successors and permitted assigns

14.               Headings; Amendments and Waivers. The heading references herein are for convenience `only and shall not be deemed to limit or affect any of the provisions hereof. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

15.               Counterparts. This Note may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the parties.

[Signature Page to Follow]

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IN WITNESS WHEREOF, Borrower and the Company have executed this Note as of the day and year first above written

BORROWER:

/s/ Richard Bentley
S. Richard Bentley

ACCEPTED AND ACKNOWLEDGED:

COMPANY:

Cloudastructure, Inc. a Delaware corporation

By: /s/ Richard Bentley

Name: S. Richard Bentley

Title: CEO

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EXHIBIT A

SECURITY AGREEMENT

This Security Agreement is executed as of December 3, 2021, by S. Richard Bentley (“Borrower”) in favor of Cloudastructure, Inc., a Delaware corporation (the “Company”).

RECITALS

A.       Borrower has executed a Full Recourse Promissory Note (the “Note”) in favor of the Company.

B.       To induce the Company to make the loan evidenced by the Note, Borrower has agreed to enter into this Security Agreement and to pledge and grant to Company the security interest in the Pledged Collateral described below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower hereby agrees with Company as follows:

1.       Definitions and Interpretation. Unless otherwise defined herein, all capitalized terms used herein but not defined that are defined in the Note shall have the respective meanings given to those terms in the Note and all terms used herein that are defined in the UCC shall have the respective meanings given to those terms in the UCC. For purposes hereof, “UCC” means the Uniform Commercial Code as in effect from to time in the State of California; provided, however, that if by reason of mandatory provisions of law, any or all of the perfection or priority of Company’s security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

2.       Pledge. To secure the Obligations, Borrower hereby pledges to, and grants to the Company a security interest in, all of Borrower’s right, title and interest in, whether now existing or hereafter arising, the following property (the “Pledged Collateral”):

(a)       The shares of the Company’s Class B Common Stock listed on Schedule A (the “Pledged Securities”);

(b)       All dividends (including cash and stock dividends), other distributions (including redemption proceeds), or other property, securities, instruments or general intangibles distributed or received in respect of or in exchange for the Pledged Securities, whether by way of dividends, stock dividends, recapitalizations, mergers, consolidations, split-ups, divisions, combinations or exchanges of shares or otherwise; and

(c)       All proceeds of the foregoing.

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3.       Obligations. The obligations secured by this Security Agreement include the principal amount of the Note , together with all accrued by unpaid interest thereon, and all other obligations of Borrower under the Note or this Security Agreement (collectively, the “Obligations”).

4.       Delivery of Pledged Collateral.

(a)       All certificates or instruments representing or evidencing the Pledged Securities shall be delivered to Company concurrently with the entering into of this Security Agreement, accompanied by a stock power duly executed in blank in the form attached hereto as Attachment 1, all in form and substance satisfactory to Company. All other Pledged Collateral shall be promptly (within five days of receipt by Borrower) delivered to the Company, accompanied by such stock powers or other instruments or agreements that the Company may request in order for the Company to be able to exercise its rights hereunder with respect hereto.

(b)       In particular, any and all:

(i)       dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for any Pledged Collateral,

(ii)       dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

(iii)       cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral,

in each case, shall be, and shall be forthwith delivered to the Company to hold as, Pledged Collateral and shall, if received by Borrower, be received in trust for the benefit of the Company, be segregated from the other property or funds of Borrower and be forthwith delivered to the Company as Pledged Collateral in the same form as so received (with any necessary endorsement) to be held as part of the Pledged Collateral

5.       Release of Pledged Collateral. No portion of the Pledged Collateral shall be released prior to full satisfaction of all Obligations, notwithstanding any prepayment under the Note.

6.        Representations and Warranties. Borrower hereby represents and warrants as follows:

(a)       Ownership of Pledged Securities, Etc. The Pledged Collateral is owned by Borrower free and clear of any and all liens, pledges, encumbrances (other than encumbrances arising in connection with this Security Agreement) or charges, and Borrower has not optioned or otherwise agreed to sell, hypothecate, pledge, or otherwise encumber or dispose of any of the Pledged Collateral.

(b)       Security Interest. The pledge of the Pledged Collateral in Section 2 of this Security Agreement creates a valid security interest in the Pledged Collateral, which security interest is (or will be upon the delivery of the Pledged Collateral other than the Pledged Securities) a perfected and first priority security interest, securing the payment of the Obligations.

(c)       Restatement of Representations and Warranties. On and as of each date any other property becomes Pledged Collateral, the foregoing representations and warranties shall be deemed restated with respect to all such Pledged Collateral.

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7.       Securities Restrictions. Borrower shall not sell, pledge, or otherwise transfer (including transfer by gift, operation of law, or upon Borrower’s death or disability), any Pledged Securities or other securities or property that is Pledged Collateral without the express written consent of Company.  From time to time after the date hereof, Borrower shall promptly execute, acknowledge, and deliver any assurances or documents or instruments reasonably requested by the Company and/or reasonably necessary for the Company to enforce the foregoing obligations or to obtain the benefits of the foregoing.

8.       Further Assurances. Borrower agrees that at any time, at Borrower’s expense, Borrower will promptly execute and deliver all further instruments and documents, including without limitation all additional Pledged Collateral, and take all further action, that may be necessary or desirable, or that the Company may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Company to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

9.       Voting Rights; Dividends; Etc.

(a)       Rights Prior to an Event of Default. So long as no Event of Default has occurred and is continuing, Borrower shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Security Agreement.

(b)       Rights Following an Event of Default. Upon the occurrence and during the continuance of an Event of Default, all rights and powers of Borrower to exercise voting and other rights that it would otherwise be entitled to exercise pursuant to Section 9(a) shall cease, and all such rights shall thereupon become vested in the Company, which shall thereupon have the sole right, but not the obligation, to exercise such voting and other rights.

10.        Events of Default; Remedies.

(a)       Event of Default. An Event of Default shall be deemed to have occurred under this Security Agreement upon the occurrence and during the continuance of an Event of Default under the Note.

(b)       Sale of Pledged Collateral. In the event of the nonpayment of any indebtedness when due, whether by acceleration or otherwise, or upon the happening of any of the events specified in the last preceding section, the Company may then, or at any time thereafter, at its election, apply, set off, collect or sell in one or more sales, or take such steps as may be necessary to liquidate and reduce to cash in the hands of the Company in whole or in part, with or without any previous demands or demand of performance or notice or advertisement, the whole or any part of the Pledged Collateral in such order as the Company may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, or at any broker’s board or securities exchange, either for cash or upon credit or for future delivery; provided, however, that if such disposition is at private sale, then the purchase price of the Pledged Collateral shall be equal to the public market price then in effect, or, if at the time of sale no public market for the Pledged Collateral exists, then, in recognition of the fact that the sale of the Pledged Collateral would have to be registered under the Securities Act of 1933 and that the expenses of such registration are commercially unreasonable for the type and amount of collateral pledged hereunder, the Company and Borrower hereby agree that such private sale shall be at a purchase price mutually agreed to by the Company and Borrower or, if the parties cannot agree upon a purchase price, then at a purchase price established by a majority of three independent appraisers knowledgeable of the value of such collateral, one named by Borrower within ten (10) days after written request by the Company to do so, one named by the Company within such 10-day period, and the third named by the two appraisers so selected, with the appraisal to be rendered by such body within thirty (30) days of the appointment of the third appraiser.  The cost of such appraisal, including all appraiser’s fees, shall be charged against the proceeds of sale as an expense of such sale.  The Company may be the purchaser of any or all Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Borrower or right of redemption.  Demands of performance, notices of sale, advertisements and presence of property at sale are hereby waived, and the Company is hereby authorized to sell hereunder any evidence of debt pledged to it.  Any officer or agent of the Company may conduct any sale hereunder.

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(c)       Compliance with Laws. Upon the occurrence and during the continuance of an Event of Default, and at the Company’s request, Borrower further agrees to use Borrower's best efforts to cooperate with the Company in taking whatever additional action may be required to effect such public or private sale of the Pledged Collateral in compliance with applicable laws.

(d)       Records and Information. Upon the occurrence and during the continuance of an Event of Default, at the request of the Company, Borrower shall assemble and make available to the Company all records relating to the Pledged Collateral at any place or places specified by the Company, together with such other information as the Company shall request concerning Borrower's ownership of the Pledged Collateral and relationship to the Company.

12.       Secured Party Appointed Attorney-in-Fact. Borrower hereby appoints the Company as Borrower's attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time in the Company's discretion and to the full extent permitted by law to take any action and to execute any instrument that the Company may deem reasonably necessary or advisable to accomplish the purposes of this Security Agreement in accordance with the terms and provisions hereof, including without limitation, to receive, endorse and collect all instruments made payable to Borrower representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. Borrower hereby ratifies all reasonable actions that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. The powers conferred on the Company hereunder are solely to protect its interests in the Pledged Collateral and shall not impose any duty upon the Company to exercise any such powers. The Company shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and in no event shall the Company or any of its officers, directors, employees or agents be responsible to Borrower for any act or failure to act, except for gross negligence or willful misconduct.

13.       Miscellaneous.

(a)       Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon the Company or Borrower under this Agreement or the Note shall be in writing and mailed, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service to each party at the address or email address last given to the other party. All such notices and communications shall be effective (i) when sent by an overnight service of recognized standing, on the business day following the deposit with such service; (ii) when mailed by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (iv) when transmitted by electronic mail, upon confirmation of receipt.

(b)       Nonwaiver. No failure or delay on the Company's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(c)       Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Borrower and the Company. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(d)       Assignments. This Security Agreement shall be binding upon and inure to the benefit of the Company and Borrower and their respective successors and assigns; provided, however, that Borrower may not assign its rights and duties hereunder without the prior written consent of the Company and any assignment without such consent shall be null and void.

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(e)       Cumulative Rights, etc. The rights, powers and remedies of the Company under this Security Agreement shall be in addition to all rights, powers and remedies given to the Company by virtue of any applicable law, rule or regulation of any governmental authority, the Note or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Company's rights hereunder. The Company may have resort to the Pledged Collateral or any portion thereof with no requirement on the part of the Company to proceed first against any other person or property. Borrower waives any right to require the Company to proceed against any Person or to exhaust any collateral or to pursue any remedy in the Company's power.

(f)       Payments Free of Taxes, Etc. All payments made by Borrower under this Security Agreement shall be made by Borrower free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, Borrower shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by the Company, Borrower shall furnish evidence satisfactory to the Company that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(g)       Partial Invalidity. If any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(h)       Expenses. Each of Borrower and the Company shall bear its own costs in connection with the preparation, execution and delivery of, and the exercise of its duties under, this Security Agreement and the Note. Borrower shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Company with respect to the enforcement or attempted enforcement of any of the Obligations or in preserving any of the Company's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting this Agreement, the Note or the Obligations or any bankruptcy or similar proceeding involving Borrower).

(i)       Termination of Security Interest. Upon the payment in full of all of the Obligations, the security interest granted herein shall terminate, and all rights to the Pledged Collateral shall revert to Borrower.

(j)       Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent governed by the UCC).

(k)       Headings; Counterparts. The heading references herein are for convenience purposes only and shall not be deemed to limit or affect any of the provisions hereof. This Security Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

(Signature page follows.)

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IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the day and year first above written.

BORROWER:		/s/ Richard Bentley
Signature

S. Richard Bentley
Print Name

Address:

THE COMPANY:		CLOUDASTRUCTURE, INC.
A Delaware corporation

/s/ Richard Bentley
Signature

S. Richard Bentley
Print Name

CEO
Title

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SCHEDULE A

TO SECURITY AGREEMENT

PLEDGED SECURITIES

Certificate No.	Certificate Date	Share Numbers	Type of Security
		3,300,000	Class B Common Stock

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ATTACHMENT 1

TO SECURITY AGREEMENT

STOCK POWER

FOR VALUE RECEIVED, and pursuant to that certain Security Agreement, dated as of December 3, 2021, executed by Richard Bentley in favor of Cloudastructure, Inc., as amended from time to time, the undersigned hereby sells, assigns and transfers unto three million three hundred thousand (3,300,000) Shares of Class B Common Stock, $0.0001 par value, of Cloudastructure, Inc., a Delaware corporation, standing in the undersigned's name on the books of the corporation represented by Certificate No. specified on Schedule A above.

The undersigned hereby irrevocably constitutes and appoints attorney to transfer said stock on the books of said corporation with full power of substitution in the premises.

Dated: __________

S. Richard Bentley

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